Exhibit 10.3

Execution Copy

FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT
(2005)

This Fifth Amendment dated as of December 21, 2009 (this “Fifth Amendment”) to the Note Purchase Agreement dated as of September 29, 2005 as amended by the First Amendment thereto dated February 1, 2008 and the Second Amendment thereto dated as of February 17, 2009 and the Third Amendment thereto dated as of September 15, 2009 and the Fourth Amendment thereto dated as of September 18, 2009 (the “Note Purchase Agreement”) is between Modine Manufacturing Company, a Wisconsin corporation (the “Company”), and each of the institutions which is a signatory to this Fifth Amendment (collectively, the “Noteholders”).

RECITALS:

A.            The Company and the Noteholders are parties to the Note Purchase Agreement pursuant to which the Notes (as defined therein) are outstanding.

B.             The Company has requested that the Noteholders agree to certain amendments to the Note Purchase Agreement as set forth below.

C.             Subject to the terms and conditions set forth herein, the Noteholders are willing to amend the Note Purchase Agreement in the respects, but only in the respects, set forth in this Fifth Amendment.

D.             Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended hereby, unless herein defined or the context shall otherwise require.

E.             All requirements of law have been fully complied with and all other acts and things necessary to make this Fifth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.        AMENDMENTS.

Effective as of the Effective Date (as defined in Section 3 hereof), the Company and the Noteholders agree that the Note Purchase Agreement is amended as follows:

1.1           Schedule B to the Note Purchase Agreement is amended deleting the definition of “Dutch Holdco” therefrom and by adding, or amending and restating, as applicable, the following definitions:

“MCS” means Modine Climate Systems GmbH, a company organized under the laws of Germany.

“Modine Holding Consolidated Group” means Modine Holding GmbH and its Subsidiaries existing as of the Second Amendment Effective Date, and any other Foreign Subsidiary permitted under this Agreement to be a Subsidiary of Modine Holding GmbH.

1.2           The last sentence of Section 10.2 of the Note Purchase Agreement is deleted.

1.3           Section 10.5 of the Note Purchase Agreement are amended and restated as follows:

“Section 10.5   Sale of Assets.  The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets including, without limitation, pursuant to any Sale and Leaseback Transaction; provided that the foregoing restrictions do not apply to:

(a)           the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-owned Subsidiary; or

(b)           the following sale, lease or other dispositions of assets:

(i)            sales of inventory in the ordinary course of business;

(ii)           sale or other disposition of Modine Korea, whether by sale of Equity Interests or assets, and other assets owned by Foreign Subsidiaries related to the Korean-based vehicular HVAC business;

(iii)           if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the sale of the Equity Interests of MCS owned by the Company to Modine Holding GmbH in exchange for a promissory note issued by Modine Holding GmbH to the Company (and pledged to Collateral Agent under the Collateral Documents) in the approximate amount of the book value of the receivable owed to MCS by Modine Holding GmbH, determined as of the date of the sale, provided that such promissory note shall have a face amount of not less than €20,000,000 and shall otherwise be reasonably acceptable to the Required Holders;

(iv)           if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the sale of Modine Austria to Modine Holding GmbH, provided that Modine Holding GmbH is a Wholly-Owned Subsidiary at the time of such sale, for a purchase price based on the fair value of Modine Austria to be determined based on a valuation by Ernst & Young or otherwise determined in a manner acceptable to the Required Holders, provided that such price shall not be less than €11,000,000 (as adjusted based on any changes to the balance sheet of Modine Austria between March 31, 2009 and closing of the sale), and such purchase price is payable as follows: (x) at least €1,500,000 payable in cash at the closing of the sale, (y) the assignment to the Company by Modine Holding GmbH of an existing loan in the amount of €3,500,000 owing by UK Dollar to Modine Holding GmbH, which assignment shall be on terms and conditions satisfactory to the Required Holders, and (z) the balance of the purchase price will be paid with a promissory note with a maturity of not more than three years, interest payable at the rate of one year EURIBOR + 300 bps, payable quarterly and reset annually on each December 1 and otherwise on terms and conditions satisfactory to the Required Holders and without any restrictions on the payment or prepayment thereof (whether in connection with any agreement governing any Debt of Modine Holding GmbH or any of its Subsidiaries or otherwise);

(v)           leases, sales or other dispositions of property that, together with all other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (v) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of the Company and its Subsidiaries, provided that, after giving effect to any such lease, sale or other disposition, no Default or Event of Default shall have occurred and be continuing;

(vi)           any transfer of an interest in accounts or notes receivable and related assets permitted under Section 10.23;

(vii)           any transfer of assets pursuant to an Investment permitted under Section 10.15;

(viii)           the dissolution or liquidation of any Subsidiary if its assets are transferred to the Company or to a Guarantor that is a Domestic Subsidiary, and any other transfer of assets from any Subsidiary to the Company or to a Guarantor that is a Domestic Subsidiary; or

(ix)            the dissolution or liquidation of any Subsidiary of Modine Holding GmbH if its assets are transferred to any other Subsidiary of the Company, and any other transfer of assets from any Subsidiary of Modine Holding GmbH to the Company or any Subsidiary.

provided that, in the case of any lease, sale or other disposition under clauses (ii), (v), (vi) or (vii) of this Section 10.5(b), the proceeds of such any such lease, sale or other disposition are applied in accordance with Section 9.12.”

1.4           Section 10.7 of the Note Purchase Agreement are amended and restated as follows:

“Section 10.7  Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (a) pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, and, in the case of any such transaction involving an Affiliate that is not the Company or a Subsidiary, in the ordinary course; (b) transactions between the Company or any Subsidiary, on the one hand, and any Subsidiary or other special purpose entity created to engage solely in a Qualified Receivables Transaction; (c) transactions among the Company and Guarantors that are Domestic Subsidiaries; (d) transactions among members of the Modine Holding Consolidated Group and (e) transactions specifically permitted to be entered into expressly with Affiliates under this Agreement.

1.5           Section 10.14 to the Note Purchase Agreement is amended by restating clauses (g) and (h) therein as follows:

“(g)  [intentionally omitted];

(h)  a loan evidenced by a promissory note accepted by the Company, payable to the Company by Modine Holding GmbH, which evidences solely the deferred payment for the sale of MCS by the Company to Modine Holding GmbH permitted under Section 10.5(b)(iii) and a loan evidenced by a promissory note accepted by the Company, payable to the Company by Modine Holding GmbH, which evidences solely the deferred payment portion of the sale of Modine Austria GmbH to Modine Holding GmbH permitted under Section 10.5(b)(iv), provided neither promissory note may be amended without the consent of the Required Holders and that the Company will take or cause its Subsidiaries to take all action to ensure that all obligations under such notes do and will rank at least pari passu in right of payment with all of the present and future unsubordinated Debt of Modine Holding GmbH, except to the extent: (i) otherwise required under German law, or (ii) such Debt is secured by Permitted Encumbrances or other Liens permitted under Section 10.4; and”

1.6           Section 10.15 to the Note Purchase Agreement is restated as follows:

“Section 10.15  Investments and Acquisitions.

(a)  The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)            Cash Equivalent Investments.

(ii)           (x) Existing Investments in Subsidiaries as of the Second Amendment Effective Date, but no increase in the amount thereof other than an increase in the registered capital of Modine Thermal Systems (Changzhou) Co. Ld. in the amount of $1,500,000, and (y) other Investments described in Schedule 10.15, but no increase in the amount thereof, as reduced from time to time.

(iii)           Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) to a Subsidiary or other special-purpose entity created solely to engage in a Qualified Receivables Transaction.

(iv)           Swap Contracts; provided, that any transaction under any Swap Contract shall be entered into to hedge a risk exposure in the ordinary course of business of the Company or a Subsidiary and not for speculative purposes.

(v)           Loans and advances permitted by Section 10.14.

(vi)          The Acquisition by Modine Holding GmbH of Modine Austria and of MCS in compliance with the terms of this Agreement.

(vii)         The creation of any new Domestic Subsidiaries that become Guarantors and any Investments therein or in any other Domestic Subsidiary that is a Guarantor.

(viii)        The creation of any new Subsidiaries of Modine Holding GmbH and any Investments therein or in any other member of the Modine Holding Consolidated Group, provided that all such Investments are made solely by another member of the Modine Holding Consolidated Group.

(ix)           if no Default or Event of Default shall have occurred and be continuing or would be caused thereby, the creation of Subsidiaries in Korea and Investments in Subsidiaries in Korea (other than Modine Korea), provided that the aggregate amount (based on the amount thereof at the time invested, and without regard to any subsequent write down or other decrease in the value thereof) of Investments in such Korean Subsidiaries on or after the Second Amendment Effective Date shall not exceed $2,500,000.

(x)           The creation or acquisition of any other new Foreign Subsidiaries not permitted above and that are not Subsidiaries of Modine Holding GmbH and any Investments therein, provided that all such Investments are permitted under Section 10.15(b).

(b)  The Company and its Subsidiaries may make and have outstanding other Investments, provided that no Default or Event of Default exists at the time such Investment is made or would be caused thereby and at no time shall the aggregate outstanding amount of all such other Investments existing and permitted under this Section 10.15(b) exceed $1,000,000.

Notwithstanding anything herein to the contrary, the Company will not, nor will it permit any Subsidiary to, make any Investments (including without limitation, loans and advances to, and other Investments) to Modine Korea, any member of the Modine Holding Consolidated Group (other than as permitted under  Sections 10.14(h) or 10.15(a)(viii)) or any Domestic Subsidiary that is not a Guarantor at any time on or after the Second Amendment Effective Date.”

1.7           Reference in Section 10.19 of the Note Purchase Agreement to “$100,000” shall be replaced with “$1,000,000”.

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce the Noteholders to execute and deliver this Fifth Amendment (which representations shall survive the execution and delivery of this Fifth Amendment), the Company and each Subsidiary Guarantor represents and warrants to the Noteholders that:

(a)           this Fifth Amendment has been duly authorized, executed and delivered by it and this Fifth Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)           the Note Purchase Agreement, as amended by this Fifth Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)           the execution, delivery and performance by the Company of this Fifth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A)(1) violate any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including without limitation the Credit Agreement or 2006 Note Purchase Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under, or require any consent or approval under, any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2(c);

(d)           after giving effect to the amendments to the Note Purchase Agreement contained in this Fifth Amendment, all the representations and warranties contained in Section 5 of the Note Purchase Agreement and in the other Transaction Documents are true and correct in all material respects with the same force and effect as if made by the Company and the Subsidiary Guarantors on and as of the date hereof;

(e)           after giving effect to the amendments to the Note Purchase Agreement contained in this Fifth Amendment, no Default or Event of Default shall be in existence;

(f)           complete and correct copies of the amendment to the 2006 Note Purchase Agreement and the amendment to the Credit Agreement referred to in Section 3.1(b) below, and all agreements and documents executed in connection therewith have been delivered to the Noteholders and are attached hereto as Exhibit A, and such amendments and other agreements and documents are being executed simultaneously herewith; and

(g)           neither the Company nor any of its Subsidiaries has paid or agreed to pay, and neither the Company nor any of its Subsidiaries will pay or agree to pay, any fees or other consideration for the amendments described in Section 3.1(b) below, other than the amendment fees set forth in such amendments and out-of-pocket costs and expenses as set forth in or required pursuant to such amendments.

SECTION 3.   CONDITIONS TO EFFECTIVENESS.

This Fifth Amendment shall not become effective until, and shall become effective on the date (the “Effective Date”) when, each and every one of the following conditions shall have been satisfied:

(a)           Executed counterparts of this Fifth Amendment, duly executed by the Company, the Subsidiary Guarantors and the holders, shall have been delivered to the Noteholders;

(b)           the Noteholders shall have received evidence satisfactory to them that an amendment to the Credit Agreement and the 2006 Note Purchase Agreement, each in form and substance satisfactory to the Noteholders, shall have been duly executed and delivered by the Company and the required other parties and shall be in full force and effect;

(c)           The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on the date of the effectiveness of this Fifth Amendment; and

(d)           All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Noteholders, and the Noteholders shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 4.   EXPENSES.

The Company hereby confirms its obligations under the Note Purchase Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any Noteholder, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any Noteholder in connection with this Fifth Amendment or the transactions contemplated hereby, in enforcing any rights under this Fifth Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Fifth Amendment or the transactions contemplated hereby.  The obligations of the Company under this Section 4 shall survive transfer by any Noteholder of any Note and payment of any Note.

SECTION 5.   DIRECTION TO COLLATERAL AGENT.

Effective on the Effective Date concurrently with the effectiveness of a corresponding direction by the Required 2006 Noteholders and the Required 2008 Lenders (each as defined the Intercreditor Agreement), the Noteholders hereby direct the Collateral Agent to execute and deliver on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of, any Lien on the Equity Interests of MCS in connection with the sale thereof under Section 10.5(b)(iii) of the Note Purchase Agreement.

SECTION 6.   REAFFIRMATION.

Each Subsidiary Guarantor hereby consents to the terms and conditions of this Fifth Amendment, including without limitation all covenants, representations and warranties, releases, indemnifications, and all other terms and provisions hereof, and the consummation of the transactions contemplated hereby, and acknowledges that its Guaranty under the Subsidiary Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed in all respects.

SECTION 7.   MISCELLANEOUS.

7.1           This Fifth Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Fifth Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.  The Company and the Subsidiary Guarantors acknowledge and agree that no holder is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments or waivers of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments herein.

7.2           Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fifth Amendment may refer to the Note Purchase Agreement without making specific reference to this Fifth Amendment but nevertheless all such references shall include this Fifth Amendment unless the context otherwise requires.

7.3           The Company and each Subsidiary Guarantor represents and warrants that it is not aware of any claims or causes of action against any Noteholder or any of their respective affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Note Purchase Agreement, the Notes or any of the other Transaction Documents.  Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Company, on behalf of itself and its Subsidiaries, employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases each Noteholder and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the "Released Parties"), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Fifth Amendment, the Note Purchase Agreement and the other Transaction Documents, all transactions relating to this Fifth Amendment, the Note Purchase Agreement or any of the other Transaction Documents or the business relationship among, or any other transactions or dealings among the Releasing Parties or any of them and the Released Parties or any of them.

7.4           The Company acknowledges and agrees that each Noteholder has fully performed all of its obligations under the Note Purchase Agreement and the other Transaction Documents, and that all actions taken by such Noteholder are reasonable and appropriate under the circumstances and within their rights under the Note Purchase Agreement and the other Transaction Documents.  The actions of each Noteholder taken pursuant to this Fifth Amendment and the documents referred to herein are in furtherance of their efforts as secured lenders seeking to collect the obligations owed to them.  Nothing contained in this Fifth Amendment shall be deemed to create a partnership, joint venture or agency relationship of any nature between the Company, its Subsidiaries, and the Noteholders.  The Company, its Subsidiaries, and the Noteholders agree that notwithstanding the provisions of this Fifth Amendment, each of the Company and its Subsidiaries remain in control of their respective business operations and determine the business plans (including employment, management and operating directions) for its business.

7.5           The descriptive headings of the various Sections or parts of this Fifth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

7.6           This Fifth Amendment shall be governed by and construed in accordance with New York law.

7.7           The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

* * * * *

MODINE MANUFACTURING COMPANY

By:	/s/ Michael B. Lucareli
Name:	Michael B. Lucareli
Title:	Vice President, Finance & Corporate

Treasury

MODINE, INC.

By:	/s/ William K. Langan
Name:	William K. Langan
Title:	President

MODINE ECD, INC.

By:	/s/ Thomas A. Burke
Name:	Thomas A. Burke
Title:	President

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

ACCEPTED AND AGREED TO:

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:	/s/ Phillip Hannifin
Name:	Phillip Hannifin
Title:	Investment Director

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

MODERN WOODMEN OF AMERICA

By:	/s/ Douglas A. Pannier
Name:	Douglas A. Pannier
Title:	Portfolio Manager - Private Placements

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

THE PRUDENTIAL LIFE INSURANCE COMPANY LTD.

By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ illegible
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ illegible
Title:	Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ illegible
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ illegible
Title:	Vice President

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

STANDARD INSURANCE COMPANY

By:	/s/ Floyd Chadee
Name:	Floyd Chadee
Title:	Sr. Vice President & CFO

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Julie Hoyer
Name:	Julie Hoyer
Title:	Senior Investment Officer

By:	/s/ Jeffrey T. Attwood
Name:	Jeffrey T. Attwood
Title:	Investment Officer

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Julie Hoyer
Name:	Julie Hoyer
Title:	Senior Investment Officer

By:	/s/ Jeffrey T. Attwood
Name:	Jeffrey T. Attwood
Title:	Investment Officer

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Name:	Christopher P. Prestigiacomo
Title:	Portfolio Manager

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:	/s/ James J. Stolze
Name:	James J. Stolze
Title:	Assistant Vice President

[Signature Page - Fifth Amendment to 2005 Note Purchase Agreement]

EXHIBIT A

AMENDMENT TO 2006 NOTE PURCHASE AGREEMENT

AMENDMENT TO CREDIT AGREEMENT

(see attached)